RESTATED

ARTICLES OF INCORPORATION

OF

GENUINE PARTS COMPANY

ARTICLE ONE
NAME

The name of the corporation is “GENUINE PARTS COMPANY” (the “Corporation”).

ARTICLE TWO
GOVERNING LAW

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

ARTICLE THREE
PURPOSE

The Corporation is organized as a corporation for profit for any lawful purpose not specifically prohibited to corporations under the applicable laws of the State of Georgia, including but not limited to the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials and shall be authorized therewith to engage in any lawful business, act or activity.

ARTICLE FOUR
CAPITAL STOCK

4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Sixty Million (460,000,000), of which Four Hundred Fifty Million (450,000,000) shares shall be common stock of the par value of $1.00 per share (hereinafter called the “Common Stock”) and Ten Million (10,000,000) shares shall be preferred stock of the par value $1.00 per share (hereinafter called the “Preferred Stock”).

4.2 Designations. The Preferred Stock may be issued from time to time by the Corporation in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation pursuant to authority to do so which is hereby vested in the Board of Directors. Each such series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:

(1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute such series; provided that such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

(3) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

(4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

(5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation of the Corporation;

(6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

(7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the Preferred Stock as a class, (i) to vote more or less than one vote per share or any or all matters voted upon by the shareholders and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the Preferred Stock or under other circumstances and upon such other conditions as the Board of Directors may fix.

4.3 Issuance of Shares. Except as otherwise provided in these Restated Articles of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the shareholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of a series or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments hereon.

ARTICLE FIVE
PREEMPTIVE RIGHTS

None of the holders of shares of any class of stock of the Corporation shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class now or hereafter authorized, or any options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class now or hereafter authorized, or any shares, evidences of indebtedness, or any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares.

ARTICLE SIX
BUSINESS COMBINATIONS

The shareholders vote required to approve Business Combinations (as hereinafter defined) shall be set forth in this Article Six.

6.1 Notwithstanding any other provisions of these Restated Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any particular class or series of “Voting Stock” (as hereinafter defined) by law, these Restated Articles of Incorporation or any Preferred Stock Designation (as hereinafter defined), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of Voting Stock of the Corporation, which shall include the affirmative vote of at least fifty percent (50%) of the outstanding shares of Voting Stock held by shareholders other than the “Related Person” (as hereinafter defined), shall be required for the approval or authorization of any Business Combination; provided, however, that the two-thirds (2/3) and fifty percent (50%) voting requirements shall not be required, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Restated Articles of Incorporation if:

(1) the Business Combination was approved by the Board of Directors of the Corporation either:

(a) prior to the date that such Related Person became the Beneficial Owner (as hereinafter defined) of ten percent (10%) or more of the outstanding shares of the Voting Stock of the Corporation; or

(b) after such date, but only so long as such Related Person has sought and obtained the approval of the Board of Directors; provided, however, that such approval shall only be effective if at least two thirds (2/3) of the directors and Continuing Directors (as hereinafter defined); or

(2) all of the following conditions are satisfied:

(a) the Business Combination involves a merger or consolidation of the Corporation and the consideration to be received per share by holders of Voting Stock in such Business Combination shall be either cash, or if the Related Person shall have acquired the majority of its holdings of the Corporation’s Voting Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority; and

(b) the cash or Fair Market Value (as hereinafter defined) of the property, securities or Other Consideration to be Received (as hereinafter defined) per share by holders of Common Stock of the Corporation shall have a Fair Market Value (as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares and similar events) which is not less than the greater of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees and transfer taxes) paid by such Related Person in acquiring any of its holdings of the Corporation’s Common Stock or (ii) an amount which bears the same or greater percentage relationship to the Fair Market Value of the Corporation’s Common Stock on the date of the first public announcement of such Business Combination (“Announcement Date”) as the highest per share price determined in (b)(i) above bears to the Fair Market Value of the Corporation’s Common Stock on the date on which the Related Person first became a Related Person; or (iii) the earnings per share of Common Stock of the Corporation for the four consecutive quarters immediately preceding the Announcement Date, multiplied by the higher of the then price earnings multiple (if any) of such Related Person or the highest price earnings multiple of the Corporation during the two years immediately preceding the Announcement Date; and

(c) if applicable, the cash or Fair Market Value of the property, securities or Other Consideration to be Received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock, shall have a Fair Market Value (as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares and similar events) which is not less than the greatest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees and transfer taxes) paid by such Related Person in acquiring any of its holdings of such class of Voting Stock during the two year period immediately prior to the date of the first public announcement of such Business Combination; or (ii) if applicable, an amount which bears the same or greater percentage relationship to the Fair Market Value of such class of Voting Stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (c)(i) above bears to Fair Market Value of such Voting Stock on the date on which the Related Person first became a Related Person; or (iii) if applicable, the highest preferential amount per share to which holders of such class of Voting Stock would be entitled in the event of voluntary or involuntary liquidation of the Corporation; and

(d) after such Related Person has become a Related Person and prior to the consummation of such Business Combination, (i) there shall have been (aa) no failure to declare and pay at the regular date thereof any quarterly dividends (whether or not cumulative) or any outstanding Preferred Stock, and (bb) no reduction in the annual rate of dividends paid on Common Stock (after giving effect to any reclassification, including any reverse stock split, recapitalization, reorganization or similar transaction which has the effect of enlarging or reducing the number of outstanding shares of Common Stock) unless such reduction has been approved by the Board of Directors, at least two-thirds (2/3) of the members of which are Continuing Directors, (ii) such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction which resulted in such Related Person becoming a Related Person or upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split, and (iii) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary (as hereinafter defined); and

(e) a proxy statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the Corporation is then subject to such requirements, shall be mailed at least thirty (30) days prior to the consummation of such Business Combination to the public shareholders of the Corporation for the purpose of soliciting shareholders approval of such Business Combination and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the financial point of view of the remaining public shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Related Person, and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors).

6.2 For Purposes of this Article Six:

(1) the term “Business Combination” shall mean

(a) any merger or consolidation of the Corporation or any Subsidiary with or into a Related Person or any merger or consolidation of a Related Person with or into the Corporation or any Subsidiary,

(b) any sale, lease, exchange, transfer or other disposition in either one transaction or in a series of related transactions) including, without limitation, the mortgage of or the use of any other security device relating to all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of any Subsidiary) or of any Subsidiary to a Related Person,

(c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in either one transaction or a series of related transactions) of all or any Substantial Part of the assets of a Related Person to the Corporation or any Subsidiary,

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation if, as of the record date for the determination of shareholders entitled to vote with respect thereto, any person is a Related Person,

(e) the issuance of or transfer by the Corporation or any Subsidiary (in one transaction or in a series of related transactions) of any securities of the Corporation or any Subsidiary to a Related Person,

(f) the acquisition by the Corporation or any Subsidiary of any securities of a Related Person,

(g) any reclassification of securities (including any reverse stock split), recapitalization or reorganization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary which is, directly or indirectly, owned by any Related Person,

(h) any loan or other extension of credit by the Corporation or any Subsidiary to a Related Person or any guarantees by the Corporation or any Subsidiary of any loan or other extension of credit by any person to a Related Person, or

(i) any transaction or related series of transactions having, directly or indirectly, the same effect as any of the foregoing.

(2) The term “person” shall mean any individual, firm, group, corporation or other entity (as such terms are used on March 21, 1986 in Rule 13d of the Securities Exchange Act of 1934, as amended).

(3) The term “Related Person” shall mean

(a) any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice and to vote on such Business Combination or, if there is no record date, immediately prior to the consummation of any such transaction, together with its “Affiliates” and “Associates” (as such terms are defined on March 21, 1986 in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) is the “Beneficial Owner” (as defined on March 21, 1986, in the Securities Exchange Act, as amended) of ten percent (10%) or more of the outstanding shares of Voting Stock of the Corporation,

(b) any Affiliate or Associate of such person described in the foregoing subparagraph 3(a) of this Section 6.2,

(c) any Affiliate of the Corporation which at any time within the two year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding Voting Stock of the Corporation, or

(d) any person who is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. Without limitation, any person that has the right to acquire any shares of Voting Stock of the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a Beneficial Owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is a Related Person, but the number of shares deemed to be outstanding pursuant to this paragraph (3) of Section 6.2 shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(4) The term “Substantial Part” shall mean more than ten percent (10%) of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

(5) The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of a Related Person set forth in paragraph (3) of this Section 6.2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(6) For the purposes of subparagraphs 2(b) and 2(c) of Section 6.1, the term “Other Consideration to be Received” shall include, without limitation, Common Stock, if applicable, shares of any other class of outstanding Voting Stock, retained by its existing public shareholders in the event of a Business Combination with such Related Person in which the Corporation is the surviving corporation.

(7) The term “Continuing Director” shall mean any person who

(a) is not affiliated with a Related Person and who was a member of the Corporation’s Board of Directors prior to the time the Related Person became a Related Person, or

(b) any successor to a Continuing Director who is not affiliated with a Related Person and who was recommended for election (before such person’s initial election as a Director) as a Continuing Director by a majority of the Board of Directors if at least two-thirds (2/3) of the directors were Continuing Directors.

(8) The term “Fair Market Value” shall mean

(a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors if at least two-thirds (2/3) of the directors are Continuing Directors; and

(b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors if at least two-thirds (2/3) of the directors are Continuing Directors.

(9) The term “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation considered for the purposes of this Article Six as one class (it being understood that, for purposes of this Article Six, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Four of these Restated Articles of Incorporation or any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to said Article Four (a “Preferred Stock Designation”). Each reference in this Article Six to a percentage of shares of Voting Stock shall refer to the percentage of the votes entitled to be cast by such shares.

(10) In the event any paragraph (or portions thereof) of this Article Six shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Six shall be deemed to remain in full force and effect and shall be construed as if such invalid, prohibited or unenforceable provisions had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each remaining provision (or portion thereof) of this Article Six remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Related Persons, notwithstanding any such finding.

6.3 Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series or Voting Stock required by law, these Restated Articles of Incorporation or any Preferred Stock Designation, the provisions set forth in this Article Six may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of the Voting Stock of the Corporation; provided, however, that if there is a Related Person on the record date for the meeting at which such action is submitted to the shareholders for their consideration, such two-thirds (2/3) vote must include the affirmative vote of at least fifty percent (50%) of the outstanding shares of Voting Stock held by shareholders other than the Related Person.

6.4 A majority of the Board of Directors, if at least two-thirds (2/3) are Continuing Directors, shall have the power and duty to determine on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Six, including, without limitation:

(1) whether a person is a Related Person,

(2) the number of shares of Voting Stock beneficially owned by any person,

(3) whether a person is an Affiliate or Associate of another, and

(4) whether the applicable conditions set forth in paragraph (2) of Section 6.2 have been met with respect to any Business Combination.

6.5 Nothing contained in this Article Six shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

ARTICLE SEVEN
PERIOD OF DURATION

The Corporation shall have perpetual duration.

ARTICLE EIGHT
PERSONAL LIABILITY OF DIRECTORS

8.1 A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. The provision of this article shall not apply with respect to acts or omissions occurring prior to the effective date of this article.

8.2 Any repeal or modification of the provisions of this article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

8.3 If the Georgia Business Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation Code.

8.4 In the event that any of the provisions of this article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE NINE
CLASSIFICATION OF THE BOARD OF DIRECTORS

9.1 Number of Directors. The number of directors of the Corporation shall be not less than nine or more than fifteen. The exact number of directors within such minimum and maximum shall be fixed or changed from time to time solely by a resolution adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office.

9.2 Classification, Terms and Election of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a three-year term. Except as provided in Article 9.4, a director shall be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of shareholders for which the director stands for election and entitled to elect such director.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors have the effect of shortening the term of an incumbent director. If the number of directors is increased, and any newly created directorships are filled by the Board, there shall be no classification of additional directors elected by the Board until the next meeting of the shareholders called for the purpose of electing directors.

Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office or death.

9.3. Removal. The entire Board of Directors or any individual director may be removed from office only for cause and by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Voting Stock (as defined in Article Six), excluding from the number of shares deemed to be outstanding at the time of such vote and from such vote on the removal action, all outstanding shares of Voting Stock held by a Related Person (as defined in Article Six) on the record date for the meeting at which such action is submitted to the shareholders for their approval.

Removal action may be taken at any shareholders’ meeting with respect to which notice of such purpose has been given, and a removed director’s successor may be elected at the same meeting to serve the unexpired term.

9.4 Vacancies. A vacancy occurring on the Board of Directors, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors by the shareholders, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they constitute less than a quorum of the Board of Directors.

9.5 Election of Directors by Holders of Preferred Stock. Notwithstanding any of the foregoing provisions in this Article Nine, whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of these Restated Articles of Incorporation and any Preferred Stock Designation (as defined in Article Six) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Nine.

9.6 Amendment or Repeal. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation or any provision of any law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series or Voting Stock required by law, these Restated Articles of Incorporation or any Preferred Stock Designation, the provisions set forth in this Article Nine may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of the Voting Stock of the Corporation, excluding shares held by a Related Person on the record date for the meeting at which such action is submitted to the shareholders for their consideration.

This restatement includes one amendment to the existing Restated Articles of Incorporation of Genuine Parts Company and the amendments thereto, in the form of a resolution adopted by the Board of Directors of the Company on November 15, 2004 to eliminate the Series A Junior Participating Preferred Stock. The approval of the shareholders of Genuine Parts Company was not required to adopt this amendment. Except for such amendment, these Restated Articles of Incorporation contain no substantive change to the provisions in the Restated Articles of Incorporation, as amended, heretofore in effect.

These Restated Articles of Incorporation were duly approved and adopted by the Board of Directors of Genuine Parts Company at a meeting held on November 15, 2004. The approval of the shareholders of Genuine Parts Company was not required to adopt this restatement.

IN WITNESS WHEREOF, Genuine Parts Company has caused these Restated Articles of Incorporation to be executed and its corporate seal affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 15th day of November, 2004.

GENUINE PARTS COMPANY

By: /s/ Thomas C. Gallagher

Thomas C. Gallagher President and Chief Executive Officer

Attest:

/s/ Carol B. Yancey
Carol B. Yancey
Secretary